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                                                        EXHIBIT 10.41
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                          EQUITY RIGHTS PUT AGREEMENT
                          ---------------------------
         This Agreement dated as of September 15, 1995 is made by and between Trans World Airlines, Inc., a Delaware corporation (the "Company") and Elliott Associates, L.P., a Delaware limited partnership (the "Purchaser");

                                  WITNESSETH:


         WHEREAS, pursuant to the Company's plan of reorganization confirmed by the United States Bankruptcy Court for the Eastern District of Missouri on August 4, 1995 (the "Plan") which became effective on August 23, 1995 (the "Effective Date"), the Company has issued approximately 13,150,000 Equity Rights (as defined in Section 1.1.60 of the Plan), each consisting of the nontransferable right to purchase for cash from the Company newly issued Common Stock pursuant to a "Basic Subscription Privilege" and an "Oversubscription Privilege" (as such terms are defined in Section 1.1.60 of the Plan);

         WHEREAS, the Purchaser is the owner and holder of Equity Rights ("Purchaser's Equity Rights");

         WHEREAS, the Common Stock to be issued to Purchaser upon exercise of Purchaser's Equity Rights has been registered by the Company pursuant to Registration Statement No. 33-89764, as amended, filed with the Securities and Exchange Commission and declared effective on May 12, 1995 (the "Registration Statement").

         WHEREAS, the Company and Purchaser are willing to enter into this Agreement to provide for the purchase of the number of shares of Common Stock of the Company hereinafter set forth to the extent such shares may be acquired pursuant to the Option (as defined below) to be effected by the full exercise of the Basic Subscription Privilege, and an exercise of the Oversubscription Privilege, of the Equity Rights held by Purchaser as set forth below; and

         WHEREAS, all capitalized terms used herein which are not separately defined, are used herein as defined in the Plan.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, the Company and the Purchaser, agree as follows:

         1. GRANT OF PUT OPTION. Purchaser hereby grants to the Company the Option (the "Option") exercisable on or before October 5, 1995 (the 43rd day following the Effective Date) to put to the Purchaser the exercise of Purchaser's Basic Subscription Privileges and Oversubscription Privileges as hereinafter provided. Upon the exercise by the Company of the Option, the Purchaser shall, in accordance with the covenants, representations and warranties herein contained, on or prior to 5:00 p.m. New York time on October 5, 1995, exercise the Basic Subscription Privilege and the Oversubscription Privilege under Equity Rights held by the Purchaser to subscribe for, in the aggregate, not fewer than 2,515,398 shares (the "Committed Shares") of Common Stock of the Company by executing and delivering to American Stock

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Transfer and Trust Company as agent (the "Subscription Agent") properly completed Subscription Forms, with any required signatures guaranteed, together with payment in full of the Subscription Price for each of the Committed Shares in accordance with the terms of the Equity Rights and the Plan. The Option may be exercised by the Company by sending notice in writing to Purchaser by facsimile transmission to the Purchaser's address, as initially stated in
Section 9, on or before 3:00 p.m. New York time on October 5, 1995. In no event shall Purchaser be required to subscribe for more than 2,515,398 shares of Common Stock in the aggregate pursuant to its own exercise of the Equity Rights and the exercise by the Company of the Option.

         2. PREMIUM TO PURCHASER FOR OPTION. As consideration for the Option in Section 1, the Company will pay to the Purchaser an aggregate premium equal to $658,326.82 (the "Premium").

         The Premium will be paid in immediately available funds on the date of the execution of this Agreement, if this Agreement is executed prior to 10:00 a.m. New York time on such date, and otherwise in immediately available funds on the day following the execution of this Agreement, and will be placed in an escrow account with Smith, Gambrell & Russell (in such capacity, the "Escrow Agent") pursuant to an escrow agreement which will authorize the release of the funds to Purchaser only upon receipt by the Escrow Agent and the Company of an affidavit of a duly authorized officer or general partner of the Purchaser to the effect that, Purchaser has executed or caused to be executed and delivered or caused to be delivered to the Subscription Agent properly completed Subscription Forms, with any required signatures guaranteed, together with payment in full of the Subscription Price for each of the Committed Shares in accordance with the terms hereof and of the Equity Rights and the Plan, and confirmation from the carrying broker receipt and execution of instructions from the Purchaser to exercise the Equity Rights in the amount specified in such affidavit. Such escrow agreement shall provide that the Premium shall be subject to a partial release at Purchaser's request, to the extent that the Purchaser's Basic Subscription Privilege has been exercised prior to its Oversubscription Privilege provided the Escrow Agent and the Company shall have been furnished evidence as above required of such execution and delivery of Subscription Forms and payment of the Subscription Price. Any partial release of the Premium shall be in the same proportion as the number of shares subscribed for by the Purchaser pursuant to the Equity Rights bears to the total Committed Shares committed to by the Purchaser (the dollar amount derived from such calculation shall be referred to as the "Computation"). Such escrow agreement shall further provide that interest shall accrue on all escrowed amounts. The Escrow Agent shall deposit the Premium in such interest bearing account, as may be selected by the Escrow Agent, with Wachovia Bank of Georgia, N.A. (the "Bank") on a basis allowing for withdrawal of the funds on one business day's notice. The escrow agreement shall be in the form attached hereto as Exhibit A and may contain such other terms as may be agreed to by the parties hereto and the Escrow Agent. The Purchaser shall send a copy of all documents sent to the Escrow Agent to the Company but such transmission shall not be a condition to the release of Funds from escrow unless objection shall be given by the Company as provided in the Escrow Agreement.





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         3.      TRANSACTION COSTS, FEES AND EXPENSES.  Each party hereto
agrees to pay its own transaction costs, fees and expenses in connection with the transactions contemplated hereby, including without limitation, the fees and expenses of their respective counsel, except that the Company shall pay Purchaser's actual reasonable legal fees and expenses in an amount not to exceed $50,000.

         4. PURCHASER'S REPRESENTATIONS AND WARRANTIES. The Purchaser represents and warrants and agrees that:

                 a. Purchaser is a duly organized and validly existing Delaware limited partnership which is in good standing under the laws of its jurisdiction of organization, with partnership power and authority to own its property and conduct its business and to enter into and perform all of its obligations under this Agreement.

                 b.       Purchaser is the owner and holder of Equity Rights.

                 c. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the valid, legal and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium, in each case with respect to proceedings subsequent to the date of this Agreement and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

                 d. The Purchaser has a net worth computed in accordance with generally accepted accounting principles, of not less than 90% of the amount set forth in the audited financial statements heretofore furnished to the Company by Purchaser in connection with this Agreement and has sufficient unrestricted liquid assets and the financial ability to fully perform its obligations under this Agreement. The financial statements of the Purchaser furnished to the Company prior to execution and delivery of this Agreement have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the pertinent results of operations for the periods indicated and the financial position at the end of such periods of the Purchaser, except as set forth in the footnotes thereto.

                 e. No consent, approval, authorization or order of, or filing with, any governmental agency or body of any court is required for the consummation by the Purchaser of the transactions contemplated by this Agreement.

                 f. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation by Purchaser of any of the terms and provisions of, or constitute a default under, (i) any statute, rule or regulation, or any order of any governmental





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                 agency or body or any court having jurisdiction over the
                 Purchaser or any subsidiary of the Purchaser or any of their properties or (ii) any agreement or instrument to which the Purchaser or any subsidiary is a party or by which the Purchaser or any subsidiary is bound or to which any of the properties of the Purchaser or any subsidiary is subject, or
                 (iii) the certificate of limited partnership or partnership agreement of the Purchaser or any subsidiary of the Purchaser which currently conducts business.

                 g. No suit, action, claim or governmental proceeding has been instituted or, to the knowledge of the Purchaser, threatened against, and no order, decree or judgment of any court, agency or other governmental authority of competent jurisdiction in the United States shall have been rendered against, the Purchaser to restrain or prohibit the performance by Purchaser of this Agreement or the transactions contemplated by this Agreement.

                 h. The Purchaser's principal place of business is located in the State of New York.

         5. COMPANY'S REPRESENTATIONS AND WARRANTIES. The Company represents and warrants and agrees that:

                 a. The Company is a duly organized and validly existing Delaware corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its property and conduct its business and to enter into and perform all of its obligations under this Agreement.

                 b. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium, in each case with respect to proceedings subsequent to the date of this Agreement and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

                 c. Except for the filing of an appropriately supplemented prospectus describing, among other things, the transactions contemplated by this Agreement, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court in any applicable jurisdiction of the United States is required for the consummation by the Company of the transactions contemplated by this Agreement.

                 d. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation by the Company of any of the terms and provisions of, or constitute





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                 a default under, (i) any statute, rule or regulation, or any order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties or (ii) any agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties of the Company or any subsidiary is subject, or
                 (iii) the certificate of incorporation or by-laws of the Company or any subsidiary of the Company which currently conducts business.

                 e. No suit, action, claim or governmental proceeding has been instituted or, to the knowledge of the Company, threatened against, and no order, decree or judgment of any court, agency or other governmental authority of competent authority in the United States shall have been rendered against, the Company to restrain or prohibit the performance by Company of this Agreement or the transactions contemplated by this Agreement.

                 f. The Equity Rights issued to Purchaser for the Committed Shares and the Committed Shares issued upon exercise thereof have been duly authorized by the Company and such Committed Shares, when issued and delivered by the Company in accordance with the Plan and against payment therefor as contemplated in the Plan and hereby, will be (i) validly issued, fully paid and non-assessable and such Equity Rights and Committed Shares have been registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") and (ii) free and clear of any liens, claims and encumbrances arising by, through, or under the Company and shall not be subject to any stop transfer instructions imposed by the Company.

                 g. The Registration Statement with respect to the sale of the Equity Rights and the underlying Common Stock (issuable upon the exercise thereof) in each case by the Company to the Purchaser is currently effective and no stop order pertaining to it has been issued by the Securities and Exchange Commission. The Registration Statement shall be effective at the time of sale and delivery by the Company of the Committed Shares and no stop order suspending the effectiveness of such Registration Statement including any amendment or supplement thereto shall have been issued. The Committed Shares have been approved for issuance on the American Stock Exchange, subject to official notice of issuance.

                 h. As of its effective date, the Registration Statement did not, insofar as relevant to the Equity Rights or the underlying Common Stock purchasable pursuant thereto, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein not misleading, and, as of such date, the Prospectus did not, insofar as material to the investment decision of a reasonable purchaser of the Common Stock, include any untrue statement of a material fact or omit to state any material





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                 fact required to be stated therein or necessary to make the statements therein not misleading.

         6. PURCHASER'S COVENANTS. The Purchaser covenants and agrees with the Company that:

                 a. No later than three business days following the execution of this Agreement, the Purchaser shall cause to be delivered to the Company an opinion of counsel for Purchaser dated as of the date of this Agreement in form and substance reasonably satisfactory to the Company as to the matters set forth in Section 4a, c, e and f.

                 b. The Purchaser agrees to take such actions and execute and deliver to the Company such documents and instruments as may be necessary to fully consummate the transactions and agreements of the Purchaser as contemplated by this Agreement.

                 c. During the period commencing with the execution of this Agreement and terminating on the payment in full of the exercise price as contemplated in Section 1 (the "Option Term"), the Purchaser agrees not to enter into any agreement for the sale or disposition of all or substantially all of the Purchaser's assets (in one or more transactions), or a merger, consolidation or other business combination involving all or substantially all of the Purchaser's assets, unless the Purchaser provide the Company with the express, written agreement by the Purchaser or other successor(s) to assume the Purchaser's obligations and covenants hereunder and, after giving effect to any such sale, disposition, merger, consolidation or other business combination, the Purchaser or other successor(s) shall meet the requirements of Section 4 hereof.

         7. THE COMPANY'S COVENANTS. The Company covenants and agrees with the Purchaser that:

                 a. No later than three business days following the execution of this Agreement, the Company shall cause to be delivered to the Purchaser an opinion of counsel for the Company dated as of the date of this Agreement in form and substance reasonably satisfactory to Purchaser as to the matters set forth in Section 5a, b, c, d and f , and as to the first sentence of 5(g), such opinion of counsel shall state that, to the best knowledge of such counsel, the Registration Statement is currently in effect and no stop order suspending the effectiveness has been instituted or is pending or threatened by the Securities and Exchange Commission (the "SEC").

                 b. The Company agrees to take such actions and execute and deliver such documents and instruments as may be necessary to fully consummate the





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                 transactions and agreements of the Company as contemplated by this Agreement, including, without limitation, the filing with the SEC in a timely manner in accordance with applicable law of an appropriately supplemented prospectus as referred to in
                 Section 5c (the "Supplemental Prospectus").

                 c. Except as otherwise provided below and except for distributions provided for in the Prospectus, the Plan and/or pursuant to the terms of securities issued under the Plan, during the Option Term and thereafter for the period ending two weeks after the issuance and delivery to the Purchaser of all of the Committed Shares (i) the Company shall not declare any dividend or make any distribution on the Company's Common Stock or Preferred Stock (other than dividends or distributions payable in the Company's Common Stock or Preferred Stock) and (ii) the Company shall not effect any stock dividends, stock splits, or any other issuance of capital stock (including options, warrants, rights to purchase stock or securities convertible into stock) or issue any Common Stock or any other options, warrants or rights thereto ("Derivative Securities") other than: (a) such Common Stock or Derivative Securities provided for by the Prospectus, the Plan and/or pursuant to the terms of securities issued under the Plan, as the case may be; (b) such Common Stock or Derivative Securities as may be issued pursuant to the terms of the Company's Key Employee Stock Incentive Plan or to an employee stock ownership or benefit plan in the ordinary course of business. For purposes of this provision, the term "employees" shall include those entities and persons defined in Instruction A(1)(a) to Form S-8 under the Securities Act.

                 d. The Company will consult with the Purchaser with respect to any press release, prospectus supplement, amendment to the Registration Statement or other public statement or filing that names or refers to the Purchaser. Any such disclosure regarding the Purchaser shall be subject to the Purchaser's consent (which shall not be unreasonably withheld), except where such release, filing, statement or announcement by the Company is believed by the responsible officers of the Company, after consultation with the Company's counsel, to be required, or that the failure to make such disclosure would involve an unacceptable risk to the Company, in each case, under applicable law or pursuant to any listing agreement with or the rules or regulations of, any national securities exchange on which the securities of the Company are listed or traded.

                 e. Subject to the terms and conditions of this Agreement, the Company shall deliver or cause to be delivered to the Purchaser, the Premium (or applicable portion thereof), together with any accrued interest thereon, (the Premium and any accrued interest thereon, the "Funds") to be in same day funds on the first business day following the date of notice as provided in Section 2 by the Purchaser to the Escrow Agent that it has performed its obligations under the Agreement necessary for the Escrow Agent to release the Funds. The Purchaser shall use its best reasonable efforts to give any notice to the Escrow Agent to release Funds no later





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                 than 5:00 p.m. Atlanta, Georgia time on the business day
                 immediately preceding the business day on which such Funds are to be released from escrow. Should the Purchaser terminate this Agreement, in whole or in part, pursuant to Section 11, Purchaser shall refund all Funds, and any interest accrued thereon, theretofore received by it and shall not be entitled to receive any further Funds whether held in escrow or otherwise.

                 f. The Company shall instruct the Subscription Agent to determine the amount of shares purchased and not purchased pursuant to the Basic Subscription Privilege on October 6, 1995 and thereafter the Company shall, within one business day after receiving all the foregoing information from the Subscription Agent, in form sufficient to determine the shares to be allocated pursuant to the Oversubscription Privilege, and direct the Subscription Agent to effect the delivery of the Committed Shares purchased pursuant to Purchaser's Oversubscription Privilege within four business days thereafter.

         8. SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS. The agreements, representations and warranties set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Company or any of its representatives, officers or directors or any controlling person.

         9. NOTICES. All notices, demands, instructions and other communications required or permitted hereunder will be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, return receipt requested, or by telefacsimile (which shall immediately be followed by the original of such communication) and shall be deemed to be given when received by the intended recipient or, in the case of telefacsimile, on the date transmitted to the intended recipient thereof. Unless otherwise specified in writing in accordance with this Section, such notices, demands instructions and communications shall be made to the following:

                 To Purchaser:    Elliott Associates, L.P.
                                  712 Fifth Avenue
                                  36th Floor
                                  New York, New York  10019
                                  Attention:       Mr. Paul E. Singer
                                  Telephone:       (212) 974-6000
                                  Telefacsimile:   (212) 974-2092





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                 To the Company:  Trans World Airlines, Inc.
                                  One City Centre
                                  515 North Sixth Street
                                  St. Louis, Mo. 63101
                                  Attention:   General Counsel
                                  Telephone:       (314) 589-3264
                                  Telefacsimile:   (314) 589-3267

         10. INDEMNIFICATION. (A) Each party shall indemnify, defend and hold harmless the other, for any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees) arising out of the breach of this Agreement in any material respect by such party; PROVIDED, HOWEVER, that in no event shall this provision give rise to any obligation on the part of the Company to indemnify the Purchaser for or in respect of any tax liabilities related to or based on the payment to or receipt of the Premium.

         (B)     (a)      GENERAL INDEMNITY.  The Company agrees to indemnify
and hold harmless the Purchaser, and its respective partners, officers and agents against any and all claims, damages, liabilities and expenses (including but not limited to reasonable attorneys' fees and any out of pocket expenses reasonably incurred, as incurred, in defending against any litigation, commenced or threatened, and any amounts paid in settlement of any claim or litigation in accordance with the terms hereof) asserted by persons other than parties to this Agreement or any affiliate of any party to this Agreement (any such litigation or claim collectively a "Claim"), to which Purchaser or its respective partners, officers and agents shall become subject insofar as such Claim results from any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement or any amendment thereof, or the prospectus contained therein (the "Prospectus"), or in any supplement thereto or amendment thereof, or any omission, or alleged omission, to state therein a material fact required to be stated to make the statements therein not misleading, PROVIDED, HOWEVER, the Company shall not be required to indemnify the Purchaser for any Claim for any violation by the Purchaser of
Section 5 of the Securities Act arising out of the sales of Common Stock by Purchaser after the date of this Agreement, including any violations arising out of the failure of a registration statement ( other than the Registration Statement with respect to the sale to the Purchaser) for such sales to be effective, unless there shall be a final judicial determination that (x) the Registration Statement or Prospectus contained an untrue statement of material fact or an omission of a material face necessary to make the Registration Statement or Prospectus not misleading and (y) which fact or omission (i) does not relate to Purchaser's status, conduct or performance under or related to this Agreement, and (ii) does not result from the description of the transaction contemplated by this Agreement. The foregoing indemnification pertains to such untrue statements or omissions relating to the Registration Statement or any amendment thereof or the Prospectus or any supplement thereto or amendment thereof at the time the Registration Statement was declared effective or on any subsequent date until the expiration of the Option.

                 (b) A claim for indemnification shall be made by Purchaser by delivery of a written notice to the Company requesting indemnification and specifying the basis and facts, in





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reasonable detail, on which indemnification is sought and the amount of asserted Claims and, containing (by attachment or otherwise) such other information as such Purchaser shall have concerning such Claims.

                 (c) The obligations and liabilities of the Company hereunder with respect to a claim for indemnification shall be subject to the following terms and conditions.

                          (i) The Purchaser shall give the Company written notice of a Claim promptly after receipt by the Purchaser of notice thereof, and the Company may undertake the defense, compromise and settlement thereof by legal counsel and representatives of its own choosing reasonably acceptable to the Purchaser. The failure of the Purchaser to notify the Company of a Claim shall not relieve the Company of any liability that it may have with respect to such Claim except to the extent the Company demonstrates that the defense of such Claim is prejudiced by such failure or otherwise impairs the Company's ability to participate in the contest of such Claim in any material respect. The assumption of the defense, compromise and settlement of any such Claim by the Company shall not be an acknowledgment of the obligation of the Company to indemnify the Purchaser with respect to any Claim or otherwise under the Agreement. Likewise, any payment made by the Company pursuant to this indemnification provision shall not be an acknowledgment of the obligation of the Company to indemnify the Purchaser with respect to any Claim or otherwise under the Agreement. If the Purchaser desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Company fails or refuses to undertake the defense of such Claim within seven (7) business days after written notice of such Claim has been given to the Company by the Purchaser, the Purchaser shall have the right to undertake the defense of such Claim with counsel of its own choosing provided such counsel is reasonably acceptable to the Company. After the Company's notice to the Purchaser of the Company's election to assume the defense of a Claim, the Company will not be liable to the Purchaser under this Section 10(B)(a) for any legal or other expenses, subsequently incurred by Purchaser in connection with the defense thereof, unless (1) the Purchaser shall have employed separate counsel in accordance with the immediately preceding sentence or (2) the Company has authorized the employment of counsel for the Purchaser at the expense of the Company.

                          (ii) No settlement or compromise of, or consent to a judgement with respect to, a Claim shall be made without the prior written consent of the Company, and the Company shall have no liability with respect to any compromise or settlement of, or consent to a judgement with respect to, a Claim effected without its consent.

                          (iii) In connection with the defense, compromise or settlement of any Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal





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         business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party relevant to the Claim and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

                          (iv) Purchaser and the Company agrees to cooperate in good faith in the defense of any Claim indemnifiable hereunder and shall endeavor to keep any indemnity payable by the Company to a minimum, consistent with a proper defense of the Claim.

         11. TERMINATION. The Purchaser may terminate this Agreement (i) upon the occurrence of a delisting of the Common Stock from the American Stock Exchange at any time during the Option Term or a suspension of trading in the Common Stock for (x) any four business days during the Option Term or (y) a definite period of at least three business days or for an indefinite period which suspension actually lasts for at least three business days, which, in either case under clause (i)(y), shall exist or continue in whole or in part at any time during the five business days prior to and including October 5, 1995,
(ii) if a general suspension shall occur in trading of securities on the New York Stock Exchange, the American Stock Exchange and the NASDAQ National Market for a period of three business days which shall exist or continue in whole or in part during the five business days prior to and including October 5, 1995,
(iii) if there shall have occurred any general banking moratorium declared by United States federal or by all or any substantial number of state banking authorities, (iv) if a state of war shall have been declared or exist between the United States and China, Germany, France, Japan, the United Kingdom or Russia or (v) if on or prior to October 5, 1995, there shall have occurred, as of any business day during the eight business days prior to and including October 5, 1995, a decline in the Dow Jones Industrial Average by an amount in excess of 20% as measured from the close of business on the date of this Agreement to such business day.

         12. NO LIMITATION ON EQUITY RIGHTS. Nothing in this Agreement, including any failure by the Company to exercise the Option, shall be construed as limiting any right Purchaser has to subscribe or oversubscribe for shares of Common Stock pursuant to its Equity Rights, including, without limitation, the right to purchase, if applicable, Common Stock in an amount in excess of the Committed Shares.

         13. CONDITIONS TO PURCHASER'S OBLIGATIONS. The Purchaser's obligations to purchase the Committed Shares, shall be subject to the condition that (i) the Company's representations and warranties set forth in Section 5a, b, c, d, f, g, and h herein shall, as of the date made have been and on October 5, 1995 will be, true and correct in all material respects, (ii) that on or prior to October 5, 1995 no order, decree or judgment of any court, agency or other authority of competent authority in the United States shall have been rendered against the Company to restrain or prohibit the performance by the Company of this Agreement or the transactions contemplated thereby, (iii) on October 5, 1995, the Registration Statement shall be currently effective and no stop order pertaining to it shall have been issued by the Securities and Exchange Commission, (iv) the Company shall have substantially performed its covenants or other obligations set forth in this Agreement, and (v) the Company shall not have altered the actual terms of the Equity

Rights Offering or extended the time for exercise of such Equity Rights without the consent of the Purchaser, which consent will not be unreasonably withheld; PROVIDED, HOWEVER, that the entry by the Company into any put agreement or stand by purchase agreement of any kind whatsoever with respect to the Equity Rights or the Common Stock issuable pursuant thereto shall not be deemed to be an alteration of the terms of the Equity Rights Offering in any manner whatsoever. In the event of an agreement by the parties hereto (which agreement may be evidenced by the absence of an objection by the Company to a disbursement request by the Purchaser pursuant to the terms of the Escrow Agreement based on this Section 13) or the entry of a final non-appealable judgment by a court of competent jurisdiction that the Purchaser's performance under this Agreement is excused pursuant to this Section 13, Purchaser shall be entitled to receive the Funds (as defined in the Escrow Agreement).

         14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns. Except as expressly stated herein, the Purchaser may not assign its obligations under this Agreement or the Standby Commitment but may, without restriction, assign its rights hereunder to any affiliated entity and, following the settlement date, to any three or fewer third parties or affiliated parties. Except as expressly stated herein, the Company may not assign its obligations under this Agreement without the consent of the Purchaser.

         15.     ENTIRE AGREEMENT.   This Agreement constitutes the entire
agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

         16. APPLICABLE LAW. The Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to principles of conflict of laws.

         17. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first above written.

                                        COMPANY:

                                        TRANS WORLD AIRLINES, INC.


                                        By:
                                           ---------------------------------
                                           Title:
                                                 ---------------------------

                                        PURCHASER:

                                        ELLIOTT ASSOCIATES, L.P.


                                        By:
                                           ---------------------------------
                                                  General Partner

                                             By:
                                                ----------------------------
                                             Title:
                                                   -------------------------

                                ESCROW AGREEMENT
                                ----------------

                 THIS ESCROW AGREEMENT, made and entered into this 15th day of September, 1995, by and among Elliott Associates, L.P., a Delaware limited partnership (hereinafter referred to as "Purchaser"), Trans World Airlines, Inc., a Delaware corporation ("TWA") and Smith, Gambrell & Russell, a general partnership (the "Escrow Agent");

                           W I T N E S S E T H, THAT:
                           - - - - - - - - - -  ----
                 WHEREAS, Purchaser and TWA have entered into a certain Agreement of even date herewith, a copy of which is attached hereto as EXHIBIT A (the "Agreement"); and

                 WHEREAS, the Agreement provides for the deposit with the Escrow Agent of $658,326.82, with all such amounts, together with any interest earned thereon, to be held and applied by the Escrow Agent in accordance with the terms of the Agreement; and

                 WHEREAS, the parties hereto desire to enter into a written escrow agreement;

                 NOW, THEREFORE, in consideration of the agreements set forth in the Agreement and the mutual covenants set forth herein, the parties hereto, intending to be and being legally bound, do hereby agree as follows:

         1. ESCROW. TWA has delivered to Escrow Agent $658,326.82 (the "Premium"), the receipt whereof is hereby acknowledged by Escrow Agent, which together with any interest earned thereon (collectively, the "Funds") shall be held, administered and disbursed by Escrow Agent in accordance with the terms and conditions of this Escrow Agreement and the Agreement. Escrow Agent shall hold the Funds and shall deposit the Funds within one business day after the date of this Agreement in an account with Wachovia Bank of Georgia, N.A. (the "Bank") which shall be a standard passbook savings account or other interest bearing account as Escrow Agent may direct, in its sole discretion, consistent with the required availability of the Funds for payment under the Agreement. Interest or other income, if any, earned on the Funds shall be deemed a part of the Funds for purposes of this Agreement and shall be disbursed to Purchaser from time to time in accordance with the terms and conditions of this Escrow Agreement and the Agreement.


         2. DISBURSEMENT OF FUNDS. The Funds shall be held and disbursed by Escrow Agent as herein provided and subject to the terms of the Agreement. At such time as Escrow Agent receives from the Purchaser the affidavit and other evidence required by Section 2 of the Agreement as to the exercise of Equity Rights pursuant to the Agreement, together with a computation of the Funds required to be disbursed in consequence of such exercise and written notice stating the identity of the party to whom the Funds are to be disbursed (which, in each such case, Escrow Agent believes to be genuine), Escrow Agent shall disburse such Funds pursuant to such notice, PROVIDED, HOWEVER, that if the Escrow Agent does not receive the affidavit from Purchaser required by the Agreement by October 31, 1995, the Company will return the Premium to TWA. TWA and Purchaser hereby agree to send to the other at the address specified in
Section 7 hereof, a duplicate of any written notice sent to Escrow Agent requesting any disbursement of funds or requesting that any such disbursement be withheld.

         3. LIMITED LIABILITY. In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, except for any such arising solely as a result of the willful misconduct or breach of trust by Escrow Agent hereunder, and, accordingly, Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted in good faith upon the basis of its own opinion, or upon advice of separate legal counsel given, with respect to any questions relating to the duties and responsibilities of Escrow Agent under this Agreement, or
(ii) any action taken or omitted in reliance on any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed, or presented by a person or persons having authority to sign or present such instrument, and to conform with the provisions of this Escrow Agreement.

         4. PURCHASER'S EXCUSED PERFORMANCE. Notwithstanding anything in this Escrow Agreement to the contrary, in the event that prior to disbursement of the Funds pursuant to Section 2 hereof, Purchaser shall give notice to Escrow Agent, with a copy delivered to the Company as provided herein, that its obligations to purchase have been excused pursuant to Paragraph 13 of the Agreement and TWA shall not, within ten (10) days thereafter, give notice to Escrow Agent that it disputes Purchaser's right to excused performance as asserted, Escrow Agent shall disburse the Escrow Funds to Purchaser. If within ten (10) of Escrow Agent's receipt of Purchaser's notice hereunder, TWA shall give notice to the Escrow Agent, with a copy delivered to the Purchaser by the Company as provided herein, that it disputes Purchaser's claimed right to excused performance, Escrow Agent shall tender into the registry or custody of a court of competent jurisdiction the Funds, together with such pleadings as it may deem appropriate, and thereupon be discharged from all further duties and liabilities under this Escrow Agent (other than with respect to any liabilities for willful misconduct or breach of trust by Escrow Agent). Any such legal action may be brought in such court as Escrow Agent shall determine to have jurisdiction thereof. Any notice by Purchaser claiming a right to payment by virtue of excused performance pursuant to this Paragraph 4 shall set forth with particularity the specific basis (including the underlying facts) upon which the performance is claimed to be excused.

         5. INDEMNITY. TWA and Purchaser hereby agree to indemnify Escrow Agent against, and hold Escrow Agent harmless from, any and all claims, actions, demands, losses, damages, expenses (including, without limitation, court costs, attorneys' fees, and accountant's fees), and liabilities that may be imposed upon performance of its duties hereunder, including, without limitation, any litigation arising from this Escrow Agreement or involving the subject matter hereof, but excluding any such claims, actions, demands, losses, damages, expenses, and liabilities resulting solely from any willful misconduct or breach of trust by Escrow Agent hereunder. In the event of any litigation arising from this Escrow Agreement or involving the subject matter hereof, and in the event TWA and Purchaser are opposing parties in such litigation, the party prevailing in such litigation shall be reimbursed promptly upon demand by the other such party for the reasonable out-of-pocket costs and expenses of such litigation together with any amount which the prevailing party shall have paid Escrow Agent with respect to such litigation and the subject matter thereof pursuant to the indemnification agreement contained in this Paragraph 5.

         6. COMPENSATION. In consideration of its services hereunder, Escrow Agent shall be (i) paid an escrow fee of $l0.00, which amount shall be paid by TWA at the time of disbursement of the Funds by Escrow Agent and (ii) indemnified by the parties as provided in Paragraph 5 hereof.

         7. NOTICES. Wherever any notice or other communication is required or permitted hereunder, such notice shall be in writing and shall be delivered in person or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:


                 PURCHASER:             Elliott Associates, L.P.
                 ---------              712 Fifth Avenue
                                        36th Floor
                                        New York, New York  10019
                                        Attention:  Mr. Paul E. Singer
                                        Telephone:  (212) 974-6000
                                        Telefacsimile:  (212) 974-2092


                 TWA:                   Trans World Airlines, Inc.
                 ----                   One City Centre
                                        515 North Sixth Street
                                        St. Louis, MO 63101
                                        Attention: Richard P. Magurno, Esq.
                                        Telephone:  (314) 589-3264
                                        Telefacsimile:  (314) 589-3267

                 ESCROW AGENT:          Smith, Gambrell & Russell
                 ------------           1230 Peachtree Street, N.E.
                                        Promenade II, Suite 3100
                                        Atlanta, GA 30309-3592
                                        Attention: Howard E. Turner
                                        Telephone:  (404) 815-3594
                                        Telefacsimile:  (404) 815-3509



         8. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns, provided neither TWA nor Purchaser shall be permitted to assign all or any part of their respective right, title, and interest hereunder, except to the extent said party is permitted to assign its right, title and interest whether in whole or in part under the Agreement, and then only from and to the extent permitted thereunder or pursuant to the written consent of the other party.
Any and all rights granted to any of the parties hereto may be exercised by their agents or personal representatives.

         9. MISCELLANEOUS. Time is of the essence of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement or the Plan. Each of the parties hereto acknowledge that Escrow Agent acts as outside counsel for TWA and has so acted in connection with, among other things, the negotiation, preparation and execution of the Agreement and this Escrow Agreement. Such parties acknowledge and agree that Escrow Agent shall be entitled to continue to so act with respect to all existing and future matters on or with respect to which TWA may wish to consult Smith, Gambrell & Russell.

         10. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have signed and sealed this Escrow Agreement as of the day and year first above written.


                                PURCHASER:
                                ----------

                                ELLIOTT ASSOCIATES, L.P.


                                By:
                                   ---------------------------------------
                                        General Partner


                                   By:
                                      -------------------------------------
                                      Title:
                                            -------------------------------




                                TRANS WORLD AIRLINES, INC.:
                                ---------------------------


                                By:
                                   ----------------------------------------

                                Its:
                                   ----------------------------------------


                                ESCROW AGENT:
                                -------------

                                SMITH, GAMBRELL & RUSSELL


                                By:
                                   ----------------------------------------
                                        a Partner